Press Release #200905                                                                       August 18, 2009

Preliminary Prospectus Filing and Canadian National Stock Exchange Listing Application

Vancouver, BC—Lexaria Corp. (OTC BB: LXRP) (the "Company" or "Lexaria")

Lexaria Corp is pleased to announce that on August 17, 2009, the Company filed a non-offering preliminary prospectus with the securities commission in the province of British Columbia.

The Company is also pleased to announce that it has submitted an application to have its shares conditionally approved for listing and trading on the Canadian National Stock Exchange (CNSX).

The Company believes that, if its listing application is successful, it will offer greater visibility and liquidity to shareholders while enabling the Company to discuss growth opportunities with a wide range of Canadian based institutions that specialize in the microcap resource sector. If listed on the CNSX, the Company’s shares will also qualify for certain Canadian retirement accounts to which they currently do not qualify, possibly appealing to a wider investor base than they do currently.

The Company can give no assurances that its listing application will be successful or that, if it is successful, that any material increase in liquidity will result.

About Lexaria Corp.

Lexaria Corp. is an oil & gas company active primarily in Mississippi, where it holds between 32% and 60% gross working interests in various gas and oil projects. Lexaria routinely evaluates additional oil & gas projects and corporate opportunities.

Contact:

Chris Bunka, 1-800-287-2885

www.lexariaenergy.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

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